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                                                                    Exhibit 3.27


                                     BY-LAWS


                                       of


                                   TUREX, INC.


                                    ARTICLE I

                            ARTICLES OF INCORPORATION

         These by-laws, the powers of the Corporation and of its directors and shareholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Incorporation. All references herein to the Articles of Incorporation shall be construed to mean the Articles of Incorporation of the Corporation as from time to time amended.


                                   ARTICLE II

                                     OFFICES

         SECTION 2.01. Principal Office. The principal office of the Corporation shall be located in Nasonville, Rhode Island.

         SECTION 2.02. Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Rhode Island as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS

         SECTION 3.01. Place of Meetings. All meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place within or without the State of Rhode Island, as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

         SECTION 3.02. Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at 10 o'clock in the forenoon, local time, on the third Monday in July in each year, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day not a legal holiday. If such annual meeting is omitted by oversight or otherwise on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the
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annual meeting. The purposes for which an annual meeting is to be held, in addition to those prescribed by law or these by-laws, may be specifies by a majority of the Board of Directors, the President or a shareholder or shareholders holding of record at least twenty-five percent (25%) in voting power of the outstanding shares of the Corporation entitled to vote at such meeting.

         SECTION 3.03. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President, by order of the Board of Directors or by a shareholder or shareholders holding of record at least twenty-five per cent (25%) in voting power of the outstanding shares of the Corporation entitled to vote at such meeting.

         SECTION 3.04. Notice of Meetings. Except as otherwise expressly required by statute or by these by-laws, notice of each meeting of the shareholders, whether annual or special, shall be given at least ten (10) days before the day on which the meeting is to be held to each shareholder of record having voting power by delivering a written or printed notice thereof to him personally, or by mailing such notice, postage pre-paid, addressed to him at his post office address as it appears upon the books of the Corporation. Except where expressly required by law, no publication of any notice of a meeting of shareholders shall be required. Every such notice shall state the time and place of the meeting, and, in case of a special meeting, shall state the purpose or purposes thereof. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy or who shall waive notice thereof in the manner hereinafter provided. Notice of any adjourned meeting of the shareholders shall not be required to be given, except when expressly required by law.

         SECTION 3.05. Quorum. At each meeting of the shareholders, the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business except where otherwise provided by law or by the Articles of Incorporation of the Corporation as from time to time amended. In the absence of a quorum the shareholders of the Corporation present in person or represented by proxy and entitled to vote, by majority vote, or, in the absence of all the shareholders, any officer entitled to preside or to act as secretary at such meeting, may adjourn the meeting from time to time, until shareholders holding the requisite amount of shares shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of the holders of the number of shares required by the laws of the State of Rhode Island or by the Articles of Incorporation or by these by-laws for action upon any given matter shall not prevent action at such meetings upon any other matter or matters which properly come before the meeting, if the holders of the number of shares required in respect of such other matter or matters shall be present.

         SECTION 3.06. Voting. Except as otherwise required by law or by the Articles of Incorporation or by these by-laws, each shareholder of the Corporation shall, at every meeting of the shareholders, whether the voting is by one or more classes voting separately or by two or more classes voting as one class, be entitled to one vote in person or by proxy for each share of the Corporation registered in his name on the books of the Corporation. The Corporation shall not vote directly or indirectly any shares held in its own name. Any vote on shares may be given


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by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing. At all meetings of the shareholders, all matters (except where other provision is made by statute or by the Articles of Incorporation or by these by-laws) shall be decided by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to Vote thereat, a quorum being present.


                                   ARTICLE IV

                               BOARD OF DIRECTORS

         SECTION 4.01. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors and the Board shall have, and may exercise, all of the powers of the Corporation, except such as are conferred by law, the Articles of Incorporation or these by-laws, upon the shareholders.

         SECTION 4.02. Number, Qualifications and Term of Office. The number of directors to constitute the Board of Directors shall be such number, not less than three nor more than seven as shall be fixed initially by vote of the incorporators and thereafter from time to time by the shareholders at any annual meeting or at any special meeting called for the purpose; provided, however, that between such meetings of shareholders the number so fixed may at any time be increased or decreased, subject to the above-specified limits, by the affirmative vote of a majority of the Board of Directors. Directors shall be elected initially by the incorporators and thereafter by the shareholders at each annual meeting of shareholders of the Corporation, or at any special meeting held in place thereof, except as provided in Section 4.03 and 4.11 of this Article. Each director shall hold office until the next annual election of directors, and until his successor shall have been duly elected and qualified, or until his death or until he shall have resigned or shall have been duly elected and qualified, or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided. No director need be a shareholder.

         SECTION 4.03. Election of Directors. Except as otherwise required by the Articles of Incorporation, at each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. In case of any increase in the number of directors, the additional director or directors may be elected either at the meeting of the directors or of the shareholders at which such increase is voted, or at any subsequent regular, annual or special meeting of directors or shareholders, provided that any special meeting of shareholders at which such additional director or directors shall be elected shall have been called for that purpose.

         SECTION 4.04 Quorum and Manner of Acting. A majority of the total number of directors at the time in office, but not less than two directors, shall constitute a quorum for the transaction of business at any meeting and, except as otherwise provided by law or by these by-laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any


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adjourned meeting need not be given. The directors shall act only as a Board and the individual directors shall have no power as such.

         SECTION 4.05. Place of Meetings. The Board of Directors may hold its meetings at any place within or without the State of Rhode Island as it may from time to time determine or shall be specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 4.06. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual election of directors on the same day and at the same place at which such election of directors was held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

         SECTION 4.07. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by vote determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day' shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

         SECTION 4.08. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or by any two of the directors. Notice of each such meeting shall be given by the Secretary or the person calling the meeting to each director by mailing the same addressed to him at his residence or usual place of business, or personally by telegraphing, cabling or telephoning the same to him, at least three (3) days before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purpose thereof except as otherwise in these by-laws expressly provided.

         SECTION 4.09. Removal of Directors. Except as otherwise provided in the Articles of Incorporation, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding shares entitled to vote for the election of directors of the Corporation given at a special meeting of the shareholders called and held for the purpose, and the vacancy in the Board caused by any such removal may be filled by such shareholders at such meeting, or, if the shareholders at such meeting shall fail to fill such vacancy, as in these by-laws provided.

         SECTION 4.10. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4.11. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause,


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may be filled by a majority vote of the remaining directors then in office, though less than a quorum, at any regular meeting or special meeting, including the meeting at which any such vacancy may arise, or by the shareholders of the Corporation at the meeting at which any such vacancy may arise or the next annual meeting or any special meeting provided that any special meeting of shareholders at which any such vacancy shall be filled shall have been called for the purpose, and each director so elected shall hold office until the next annual election of directors, and until his successor shall have been fully elected and qualified, or until his death or until he shall have resigned or shall have been removed in the manner herein provided.

                                    ARTICLE V

                       WAIVER OF NOTICE: UNANIMOUS CONSENT

         SECTION 5.01. Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders or Board of Directors may be waived in writing by any shareholder or director either before or after such meeting; and attendance in person, or in case of a meeting of the shareholders, by proxy, at a meeting of the shareholders or Board of Directors shall be equivalent to having waived notice thereof.

         SECTION 5.02. Consent of Shareholders. Insofar as permitted by law,

whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the statutes or of the Articles of Incorporation, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of less than all the shareholders to the extent and in the manner permitted by Section 7-1.1-30.3(2) of the Rhode Island Business Corporation Act, as amended from time to time.

         SECTION 5.03. Unanimous Consent of Directors. Insofar as permitted by law and unless otherwise restricted by the Articles of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a. meeting if prior to such action a written consent thereto is signed by all members of the Board and such written consent is filed with the records of the Corporation.


                                   ARTICLE VI

                                    OFFICERS

         SECTION 6.01. Number. The officers of the Corporation shall be a

President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time appoint, including one or more Assistant Secretaries and one or more Assistant Treasurers. One person may hold the offices and perform the duties of any two or more of said officers.


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         SECTION 6.02. Election, Qualifications and Term of Office. Each officer shall be elected annually by the Board of Directors, or from time to time to fill any vacancy, and shall hold office until his successor shall have been duly elected and qualified, or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided.

         SECTION 6.03. Removal. Any officer may be removed either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose.

         SECTION 6.04. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 6.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         SECTION 6.06. The President. The President shall have general direction of the affairs of the Corporation. In addition, the President shall perform such other duties and have such other responsibilities as the Board of Directors may from time to time determine. He shall preside at all meetings of the shareholders.

         SECTION 6.07. The Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 6.08. The Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Corporation, including the shareholders, the Board of Directors and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation; and in general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or the President.

         SECTION 6.09. The Assistant Secretaries. At the request of the Secretary or in his absence or disability, the Assistant Secretary designated by him or by the Board of Directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President or the Secretary.

         SECTION 6.10. The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds to the


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credit of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these by-laws; disburse the funds of the Corporation under the general control of the Board of Directors, based upon proper vouchers for such disbursements; receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever, render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of the shareholders, if called upon to do so; and render such further statements to the Board of Directors and the President as they may respectively require concerning his transactions as Treasurer or the financial condition of the Corporation. The Treasurer shall also have charge of the books and records of account of the Corporation; keep or cause to be kept at such office or offices of the Corporation as the Board of Directors shall from time to time designate, be responsible for the keeping of correct and adequate records of the assets, liabilities, business and transactions of the Corporation and at all reasonable times exhibit his books and records of account to any of the directors of the Corporation upon application at the office of the Corporation where such books and records are kept, be responsible for the preparation and filing of all reports and returns relating to or based upon the books and records of the Corporation kept by him or under his direction; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

         SECTION 6.11. The Assistant Treasurers. At the request of the Treasurer or in his absence or disability, the Assistant Treasurer designated by him or by the Board of Directors shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer.

         SECTION 6.12. General Powers. Each officer shall, subject to these by-laws, have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office, and such duties and powers as the Board of Directors shall from time to time designate.

         SECTION 6.13. Bonding. Any officer, employee, agent or factor shall give such bond with such surety or sureties for the faithful performance of his duties as the Board of Directors may, from time to time, require.


                                   ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Each person who at any time is, or shall have been, a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is, or was, a director, officer, employee or agent of the Corporation, or is or has served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees) , judgments, fines and amounts paid in settlement actually


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and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent permitted under subsections (a) through (e) of
Section 7-1.1-4.1 of the Rhode Island Business Corporation Act, as from time to time amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                  ARTICLE VIII

                             EXECUTION OF DOCUMENTS

         SECTION 8.01. Contracts, etc., How Executed. Unless the Board of Directors shall otherwise determine, the (i) President, any Vice President or the Treasurer and (ii) Secretary or any Assistant Secretary may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, except as in these by-laws otherwise provided, may authorize any other or additional officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these by-laws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

         SECTION 8.02. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidences of indebtedness bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.


                                   ARTICLE IX

                                BOOKS AND RECORDS

         SECTION 9.01. Place. The Board of Directors may keep the books and records of the Corporation at such places within or without the State of Rhode Island, as it may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary.

         SECTION 9.02. Addresses of Shareholders. Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any shareholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post


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office address, or by transmitting a notice thereof to him at such address by telegraph, cable, radio or wireless.


                                    ARTICLE X

                            SHARES AND THEIR TRANSFER

         SECTION 10.01. Certificates for Shares. Every owner of shares of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of shares to which such shares belong, which shall otherwise be in such form, in conformity to law, as the Board of Directors shall prescribe. Each such certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation.

         SECTION 10.02. Record. A record shall be kept of the name of the person, firm or corporation owning the shares of the corporation issued, the number of shares represented by each certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         SECTION 10.03. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.

         SECTION 10.04. Closing of Transfer Books; Record Dates. Insofar as permitted by law, the Board of Directors may direct that the stock transfer books of the Corporation be closed for a period not exceeding fifty (50) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares of the Corporation shall go into effect, or for a period not exceeding fifty (50) days in connection with obtaining the consent of shareholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may, insofar as permitted by law, fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of shares of the Corporation, or to give such consent, and in each such case shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.


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         SECTION 10.05. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing shares of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.


                                   ARTICLE XI

                                      SEAL

         The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the words and figures "Incorporated 1974, Rhode Island."


                                   ARTICLE XII

                                   FISCAL YEAR

         Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall commence on the first day of April.


                                  ARTICLE XIII

                                   AMENDMENTS

         All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws not inconsistent with the laws of the State of Rhode Island or any provision of the Articles of Incorporation may be made either by the affirmative vote of the holders of record of a majority of the outstanding shares of the Corporation present in person or represented by proxy and entitled to vote in respect thereof; given at an annual meeting or at any special meeting at which a quorum shall be present, or by the affirmative vote of a majority of the whole Board of Directors given at any meeting, provided that in each case notice of the proposed alteration or repeal or of the proposed new by-laws be included in the notice of such meeting.


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